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                                                                     EXHIBIT 3.2

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 03/24/1998
                                                           981113145 - 0923632

                           CERTIFICATE OF AMENDMENT
                                      TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

                        Pursuant to Section 242 of the
                          General Corporation Law of
                             the State of Delaware

        Morgan Stanley, Dean Witter, Discover & Co. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

        FIRST:     The Board of Directors of the Corporation, by unanimous
written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing the officers of the Corporation to submit such amendment to the stockholders of the Corporation for approval at the Corporation's 1998 annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Board of Directors declares it advisable that
Article I of the Corporation's Amended and Restated Certificate of Incorporation be amended to read in its entirety as follows:

                                   ARTICLE I

                                     NAME
                                     ----

        The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                       Morgan Stanley Dean Witter & Co.

        SECOND: Thereafter, pursuant to resolution of its Board of Directors, the 1998 annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the Corporation's Amended and Restated Certificate of Incorporation were voted in favor of the amendment.

        THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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        FOURTH:  This Certificate of Amendment shall not become effective until, and shall become effective at, 5:00 p.m. on March 24, 1998.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ronald T. Carman, its Assistant Secretary, this 24th day of March, 1998.


                                     MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


                                     BY: /s/ Ronald T. Carman
                                        ---------------------------------------
                                        Ronald T. Carman, Assistant Secretary